SUPPLEMENT TO THE

SECOND AMENDED AND RESTATED SUPERVISION AND ADMINISTRATION

AGREEMENT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

September 1, 2025

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE: Removal of Class R Shares

Dear Sirs and Madams:

This will confirm the agreement between the undersigned (the “Trust”) and Pacific Investment Management Company LLC (the “Administrator”) as follows:

1.

The Trust and the Administrator have entered into a Second Amended and Restated Supervision and Administration Agreement (the “Agreement”) dated February 29, 2012, pursuant to which the Trust has employed the Administrator to provide supervisory and administrative services to the Trust as set forth in that Agreement.

2.

The Trust and the Administrator hereby agree to amend Schedule A as of the date hereof to remove Class R shares and to make other ministerial edits. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO EQUITY SERIES
By:
Name: Bijal Parikh
Title: Treasurer

ACCEPTED

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By:
Name: Peter Strelow
Title: Managing Director, Co-Chief Operating Officer

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of September 1, 2025

Institutional and Administrative Classes - Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.15	0.25
PIMCO RAE Emerging Markets Fund	0.10	0.15	0.25
PIMCO RAE Global ex-US Fund	0.10	0.05	0.15
PIMCO RAE International Fund	0.10	0.10	0.20
PIMCO RAE US Fund	0.10	0.05	0.15
PIMCO RAE US Small Fund	0.10	0.05	0.15
PIMCO REALPATH® Blend Income Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2030 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2035 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2040 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2045 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2050 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2055 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2060 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2065 Fund	0.02	0.00	0.02
PIMCO REALPATH® Blend 2070 Fund	0.02	0.00	0.02

[1]	Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of September 1, 2025

Class I-2 – Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.25	0.35
PIMCO RAE Emerging Markets Fund	0.10	0.25	0.35
PIMCO RAE Global ex-US Fund	0.10	0.15	0.25
PIMCO RAE International Fund	0.10	0.20	0.30
PIMCO RAE US Fund	0.10	0.15	0.25
PIMCO RAE US Small Fund	0.10	0.15	0.25

[1]	Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of September 1, 2025

Class I-3 – Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.35	0.45
PIMCO RAE US Fund	0.10	0.25	0.35
[1]	Core Expenses includes custody, portfolio accounting and tax preparation expenses.

Schedule A

Schedule to the Second Amended and Restated Supervision and Administration Agreement

PIMCO Equity Series

As of September 1, 2025

Classes A and C - Supervisory and Administrative Fee Rates (%)

	Core	Other

Fund	Expenses[1]	Expenses	Total
PIMCO Dividend and Income Fund	0.10	0.25	0.35
PIMCO RAE Emerging Markets Fund (Class A)	0.10	0.25	0.35
PIMCO RAE Global ex-US Fund (Class A)	0.10	0.15	0.25
PIMCO RAE International Fund (Class A)	0.10	0.20	0.30
PIMCO RAE US Fund (Class A)	0.10	0.20	0.30
PIMCO RAE US Small Fund (Class A)	0.10	0.20	0.30
PIMCO REALPATH® Blend Income Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2030 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2035 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2040 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2045 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2050 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2055 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2060 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2065 Fund (Class A)	0.10	0.12	0.22
PIMCO REALPATH® Blend 2070 Fund (Class A)	0.10	0.12	0.22